UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

Snap-on Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 80th Street, Kenosha, WI 53143

(Address of principal executive offices)

(262) 656-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2011, Snap-on Incorporated (“Snap-on”) entered into a five-year, $500 million multi-currency revolving credit facility that terminates on December 8, 2016. This new facility replaces Snap-on’s previous $500 million multi-currency revolving credit facility set to terminate on August 10, 2012. Borrowings under the new facility will bear interest at varying rates based on Snap-on’s then-current, long-term debt ratings. At Snap-on’s current long-term debt ratings, the interest rate on borrowings under the new facility would be LIBOR plus 90 basis points.

The financial covenants under the new $500 million multi-currency revolving credit facility are substantially the same as those under the previous facility and require that Snap-on maintain, as of each fiscal quarter end, (i) a ratio of total debt to the sum of total debt plus shareholders’ equity (including non-controlling interests) of not greater than 0.60 to 1.00; or (ii) a ratio of total debt to earnings before interest, taxes, depreciation, amortization and certain other adjustments for the preceding four fiscal quarters then ended of not greater than 3.50 to 1.00. As of the date of this document, Snap-on believes it is in compliance with all covenants of the new revolving credit facility.

The foregoing description of the new $500 million multi-currency revolving credit facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Five Year Credit Agreement, dated as of December 8, 2011, among Snap-on and the banks, financial institutions and other institutional lenders listed on the signature pages thereof and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 8, 2011, in connection with the transaction described in Item 1.01 above, Snap-on terminated its $500 million multi-currency revolving credit facility set to terminate on August 10, 2012. At the time of the termination, Snap-on believes that it was in compliance with all covenants under that facility. For the circumstances relating to the termination, see Item 1.01 above, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Incorporated herein by reference to Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is filed herewith:

(10.1)	Amended and Restated Five Year Credit Agreement, dated as of December 8, 2011, among Snap-on Incorporated and the banks, financial institutions and other institutional lenders listed on the signature pages thereof and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: December 8, 2011	By:	/s/ Aldo J. Pagliari
Aldo J. Pagliari, Principal Financial Officer,
Senior Vice President – Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

(10.1)	Amended and Restated Five Year Credit Agreement, dated as of December 8, 2011, among Snap-on Incorporated and the banks, financial institutions and other institutional lenders listed on the signature pages thereof and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners.